EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Profire Energy, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190049 and 333-200565) and the Post-Effective Amendment on Form S-3 No. 333-193086 of Profire Energy, Inc. of our report dated June 15, 2015 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
June 15, 2015

To the Board of Directors
Profire Energy, Inc.
Lindon, UT

We have audited the accompanying consolidated balance sheets of Profire Energy, Inc. as of March 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
June 15, 2015